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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

 The following table sets forth the subsidiaries of Capital Bancorp,Inc.
                             at December 31, 2004.

                                    JURISDICTION OF                     PERCENTAGE OF VOTING
SUBSIDIARY                          INCORPORATION                       SECURITIES OWNED
Capital Bank & Trust Company        Tennessee                           100%

Capital Bancorp Capital Trust I     Delaware                            100%